Exhibit 99.1

IN THE CIRCUIT COURT, FOURTH JUDICIAL CIRCUIT, IN AND FOR DUVAL COUNTY, FLORIDA CASE NO.: DIVISION:
BLACK KNIGHT SERVICING TECHNOLOGIES, LLC, Plaintiff, vs. PENNYMAC LOAN SERVICES, LLC, Defendants. /
COMPLAINT AND DEMAND FOR JURY TRIAL
Plaintiff, Black Knight Servicing Technologies, LLC (“Black Knight”), sues Defendant, PennyMac Loan Services, LLC (“PennyMac”), and alleges as follows:
PARTIES
1.Plaintiff, Black Knight, is a Delaware limited liability company with its principal place of business at 601 Riverside Avenue, Jacksonville, Florida 32204. It is a leading provider of software, data, and analytics solutions for the mortgage industry.
2.Defendant, PennyMac, is a Delaware limited liability company with its principal place of business at 3043 Townsgate Road, Suite 200, Westlake Village, California 91361. It can be served with process through its registered agent CT Corporation System at 1200 South Pine Island Road, Plantation, Florida 33324. PennyMac is a large originator and servicer of mortgage loans.

JURISDICTION AND VENUE
3.This is an action for equitable relief, a declaratory judgment, and damages in excess of $15,000, exclusive of interest, attorney’s fees, and costs.
4.This Court has personal jurisdiction over PennyMac in that:

a.
Under Fla. Stat. § 48.193(1)(a)(1), PennyMac is subject to personal jurisdiction in Florida as a result of operating, conducting, engaging in, or carrying on a business or business venture in Florida and having an office or agency in Florida.

b.	Under Fla. Stat. § 48.193(1)(a)(2), PennyMac is subject to personal jurisdiction in Florida as a result of committing a tortious act within Florida.

c.	Under Fla. Stat. § 48.193(1)(a)(7), PennyMac is subject to personal jurisdiction in Florida as a result of breaching a contract in Florida.

d.
Under Fla. Stat. §§ 48.193(1)(a)(9), 685.101, and 685.102, PennyMac is subject to jurisdiction in Florida as a result of entering a contract calling for application of Florida law and venue in which PennyMac submitted to jurisdiction in Florida and consented generally and unconditionally to such jurisdiction; and

5.Venue is proper in this court because the parties contractually agreed to venue in any court of this state and because PennyMac is a non-resident and therefore not entitled to the venue privilege pursuant to Fla. Stat. § 47.011.

FACTS
Background
6.Black Knight’s proprietary MSP® System, including its interdependent NavigatorTM electronic reference and procedural library, is the mortgage industry’s leading mortgage servicing software package. The result of years of research, complex coding, and continuous improvement, the MSP® System is used to service over 62% of the first lien mortgage loans in the United States, providing its users – the country’s largest and most successful lending institutions – with the ability to manage their portfolios in compliance with a broad set of laws and regulations. Black Knight protects its proprietary system through secrecy, and users of the MSP® System are granted access only under strict nondisclosure agreements with individual access controls.
7.Pursuant to that certain Master Agreement entered into as of April 30, 2008, together with any addenda thereto (the “Master Agreement”), PennyMac became a registered user of the MSP® System and was granted a limited right to access and use the MSP® System in order to process PennyMac mortgage transactions. The Master Agreement includes clear and comprehensive restrictions against misuse of the MSP® System and associated confidential materials. Due to a confidentiality requirement in the Master Agreement, as well as the volume of documents, Black Knight attaches hereto as Exhibit “A” the cover page of the Master Agreement. A complete copy of the Master Agreement is in the possession of PennyMac, but a duplicate copy will be provided upon request.
8. In disregard of contractual restrictions and the trust that had been placed in PennyMac, PennyMac instituted a secret project to create a copy of the MSP® System for its own benefit in lieu of the MSP® System. In furtherance of this scheme, it not only used the information shared with it in confidence by Black Knight, it also improperly shared access credentials with individuals who were not authorized to use the MSP® System under the terms of the Master Agreement.
9.In February 2018, after Black Knight had contributed to a decade of PennyMac’s success through PennyMac’s use of the MSP® System, PennyMac’s two most senior executives sent Black Knight a letter thanking Black Knight for its partnership and “eagerly look[ing] forward to many more years of working together to enhance our partnership.” In April 2018, at a point when it appears PennyMac knew that its secret project would soon be discovered, its representatives met with Black Knight representatives and revealed a sanitized version of its intentions, indicating that it wished to continue exploring ways that the parties could work together so that PennyMac could continue as a long-term Black Knight customer. PennyMac’s assurances appear to have been designed to keep Black Knight engaged while PennyMac finished work on its imitation system.
10. PennyMac recently notified Black Knight of its intention not to continue as a customer of the MSP® System. PennyMac has used its confidential access to the MSP® System, including that software’s functionality, system architecture, support services, and core documentation, to develop, test, and implement software that appears to use the same proprietary structure, format and algorithms as the MSP® System. By breaching its contractual duty of confidentiality and abusing its limited right of access to the proprietary system, PennyMac avoided the vast investments of resources and time and avoided the assumption of risk that would have been required to create a functionally similar product without reference to the MSP® System.

11.The actions of PennyMac materially breach its contractual obligations and constitute trade secret misappropriation. Through its wrongful acts, PennyMac has caused damage to Black Knight in a sum which it believes exceeds $340 million.
The Mortgage Industry and Black Knight’s MSP® System
12.Black Knight is the country’s leading provider of integrated software, data, and analytics solutions that facilitate and automate many of the business processes in the mortgage industry. Black Knight’s software is used by the overwhelming majority of the country’s largest banks to service more than 35 million active loans—more than any other such product in the mortgage industry—encompassing over 60% of primary loans and 19% of second mortgages nation-wide. Eight1 of the nation’s ten largest mortgage servicers use, or are converting to, the MSP® System. Their satisfaction with the superiority of the MSP® System is reflected in the average top tier customer tenure for MSP®, which now stands at more than 25 years.
13.PennyMac is one of many mortgage servicers to which Black Knight has granted a limited right to access and use the MSP® System for processing mortgage transactions, in exchange for and subject to the payment of contractual fees and compliance with other contractual obligations.
14.Black Knight’s MSP® System delivers a central, comprehensive platform for mortgage and home-equity loans. It automates multiple areas of loan servicing from loan onboarding to disposition, including setup and maintenance, customer service, cashiering, escrow administration, investor accounting, and default management. Its broad-based functionality supports a wide range of loan products, including fixed-rate mortgages, adjustable-rate mortgages, construction loans, home-equity loans and lines of credit, and biweekly and daily simple-interest

1 If PennyMac is included, that number climbs to 9 of the top 10.

loans. The MSP® System’s scalability supports portfolios ranging from a single loan to more than 9 million loans.
15.The highly secure and reliable MSP® System has a proven track record—it has been on the market for more than 50 years and helps servicers manage over 35 million active loans every day. It was developed at great expense and over a long period of time, without assurance of ultimate market success.
16.The MSP® System is also unique. Years of development and refinement, which are continuing, have allowed the MSP® System to evolve into its current market-leading form. Because the industry is highly competitive, Black Knight’s ability to offer an industry-leading loan servicing system at competitive rates is critical. It is essential to Black Knight that this system and the technology that drives it be kept confidential by Black Knight customers, such as PennyMac. Having made the investment to create and maintain the MSP® System, Black Knight enjoys a competitive advantage, among other efforts, through maintaining confidentiality with its customers.
17.The MSP® System is made of a number of interdependent “modules,” with each performing a different function in the process of servicing a mortgage loan. These modules work together synergistically to produce the familiar experience and end product that is critical to the system’s success. The precise logical structures and rules through which these modules interact with each other and through which data are received, manipulated, and presented2 are among the

[2] For example, the following specific aspects of the MSP® System contribute to its unique value: data schema and fields; user experiences and interfaces; files and records; transaction-type codes and sequence codes; input, processing and output transactions; workstation guides; technical support services; and documentation of the foregoing. Data collected are organized in specific files incorporated in a table that includes multiple records, each of which is a row that also includes a series of fields or cells, each of which has a specific name and position range. The confidential logic and business rules that drive the collection and manipulation of the data provide Black Knight a competitive advantage.

most important aspects of the MSP® System and are not generally known or otherwise available in the industry.
18.The NavigatorTM application is a critical component of the MSP® System. Acting in effect as an extremely detailed electronic reference and procedural user manual, it provides authorized users of the MSP® System with comprehensive information regarding each MSP® System module and workstation necessary to understand and use the MSP® System to service mortgage loans. This includes confidential details of MSP®-specific files; data dictionaries; data schema, records, and fields; MSP®-specific transaction-type and sequence codes; processing operations associated with MSP®-specific files; and MSP®-specific input and output transactions. It also contains confidential workstation guides and other user materials explaining how to work with MSP®-specific files and initiate execution of MSP®-specific operations. The NavigatorTM application and its related documentation are made available only to authorized users of the MSP® System for limited uses and are specifically designated by Black Knight as confidential proprietary, and trade secret information.
19.An authorized MSP® System user can also access data from the MSP® System in real-time using MSP® Mortgage Web Services. Like the NavigatorTM application, MSP® Mortgage Web Services contains detailed confidential documentation explaining its functionality and unique and proprietary data formatting structures and request codes, among other topics. And like the NavigatorTM application, MSP® Mortgage Web Services and its related confidential documentation are made available only to authorized users of the MSP® System for limited purposes and are specifically designated as confidential, proprietary, and trade secret information of Black Knight.
20.Another confidential and valuable component of the MSP® System is the Electronic Loan Interface (“ELI”). ELI uses confidential and proprietary logic that translates data from an origination system into transactional data—including tax, insurance and payment records—that allow loans to be loaded into the MSP® System. Unlike the MSP® System generally, ELI is provided to customers in executable code, but with the same restrictions on use that apply to other aspects of the MSP® System.
21.Because the MSP® System and other Black Knight confidential information constitute some of Black Knight’s most valuable assets, and because they give Black Knight a significant competitive advantage, Black Knight takes reasonable measures to protect this information and keep it confidential. This includes, but is not limited to (1) saving the information on a secure network and/or premises hosted by Black Knight, (2) designating it as “Confidential, Proprietary and/or Trade Secret” information, (3) requiring employees and third parties to execute confidentiality and non-disclosure agreements before granting access to it, (4) limiting the use of the information and system to those who need access to it to perform their job functions, (5) implementing company policies and employee training to protect the confidentiality of the information, (6) prohibiting access to the MSP® confidential information to competitors, and (7) using unique user names and passwords to access the MSP® System and related documentation.
The Master Agreement Between Black Knight and PennyMac
22.The parties’ relationship began in early 2008, when PennyMac and Black Knight’s predecessor-in-interest, Fidelity Information Services, Inc. (“FIS”), entered into the Master

Agreement by which PennyMac was granted a limited right to access and use the MSP® System to process mortgage loans.
23.In 2008, FIS assigned or otherwise transferred all of its rights, title, interest, and obligations under the Master Agreement, plus ownership of the MSP® System itself and related intellectual property, to an affiliate of Black Knight as part of a corporate reorganization, which affiliate subsequently changed its name to Black Knight as result of additional reorganizations and name changes. Black Knight continued to provide the limited right to access and use the MSP® System to PennyMac as before, and the parties’ relationship continued to be governed by the Master Agreement.
24.Shortly after the Master Agreement was executed, PennyMac was given access to the MSP® System and related confidential documentation, which at all relevant times was hosted and maintained by Black Knight and its software developers within either Florida or Virginia.
25.The Master Agreement granted PennyMac a limited right to access and use the MSP® System for specific uses and purposes related to the processing of mortgage transactions by PennyMac, in exchange for payment of access fees. The development or testing of an imitation software system to mimic and replace the MSP® System was prohibited and not within the scope of authorized uses for the MSP® System.
26.The Master Agreement, specifically at Section 5 thereof, contains several provisions relevant to this case, including provisions to protect Black Knight from the type of harm for which it seeks relief in this action.
27.For example, first, PennyMac committed in the Master Agreement not to make copies or similar versions of the MSP® System or related trade-secret and confidential information for any purpose.

28.Second, PennyMac committed in the Master Agreement not to disclose to any third party, or to otherwise permit any third-party access to, the MSP® System and related trade-secret and confidential information.
29.Third, PennyMac committed in the Master Agreement to use the MSP® System and related trade-secret and confidential information only for the limited purpose of processing PennyMac mortgage loans.
30.Fourth, PennyMac committed in the Master Agreement not to change, alter, or modify, or create derivative works from, the MSP® System and related trade-secret and confidential information.
31.Fifth, PennyMac committed in the Master Agreement not to translate, reverse assemble, reverse engineer, reverse compile, disassemble or analyze or otherwise examine for purposes of reverse engineering the MSP® System or related trade secret and confidential information.
32.Additionally, the operative addendum, at Section 2.5 thereof, requires PennyMac to process all of its mortgage loans exclusively on the MSP® System.
33.As set forth more fully below, PennyMac has violated all of these commitments.
PennyMac Admits Developing a Replacement for the MSP® System
34.Black Knight has faithfully performed all of its duties under the Master Agreement. From Black Knight’s perspective, the business relationship progressed smoothly, with PennyMac most recently renewing its contract in 2016 for three additional years. PennyMac has also contracted with Black Knight for multiple other products and solutions, including origination software, bankruptcy and foreclosure management software, and certain data and analytics products.

35.Unbeknownst to Black Knight, however, PennyMac began to develop, through its access to the MSP® System and related support services, its own modules that are intended to mimic the MSP® System. These modules were specifically designed to mirror the architecture, data structure, and functioning of the MSP® System and, as Black Knight believes, were run in parallel with the MSP® System so that it could be used, not for the limited purposes permitted by contract, but instead as a benchmark against which to test and fine-tune the results produced by the facsimile modules, with the goal of eventually replacing the corresponding modules of the MSP® System. By thus “mirroring” the system architecture and functioning of the MSP® System, in violation of its contract, PennyMac was able to significantly accelerate and shortcut the development cycle and potentially save hundreds of millions of dollars, as well as avoid significant risks and take advantage of Black Knight’s years of development and innovation.
36.As PennyMac’s development continued, it continued to build an imitation MSP® System with the goal of eventually replacing Black Knight’s MSP® System altogether. This, of course, would allow PennyMac to benefit from Black Knight’s years of development expenses and to avoid paying Black Knight the contractually required fee for its limited right to use and access the MSP® System. PennyMac concealed its intentions and efforts from Black Knight, regulators, government-sponsored enterprises, and other third-party providers.
37.In 2018, PennyMac informed Black Knight for the first time that it did not intend to renew the Master Agreement when it expired in 2019 because it had been developing an internal substitute for the MSP® System that it expected to be ready by that time. It acknowledged specifically that it had enabled a facsimile of Black Knight’s billing module (which exports files to a print vendor using a proprietary file structure) and its escrow module (which uses proprietary logic to generate tax records). However, it also represented to Black Knight that the availability and effectiveness of the PennyMac replacement system was by no means assured and therefore offered to continue to discuss with Black Knight the circumstances under which PennyMac could renew its contract and remain a customer for many years to come.
Black Knight’s Investigation of PennyMac’s Use of the MSP® System Uncovers Numerous Examples of Improper Use
38.Although Black Knight accepted at face value PennyMac’s protestations of intent to continue the relationship for the long term, it has now become apparent that PennyMac had for years improperly used its access to the MSP® System and related confidential and trade secret information to aid its development of a replacement system.
39.PennyMac’s parallel development was carefully planned to incrementally incorporate MSP® functionality into PennyMac’s imitation system, in order to avoid detection. From the Black Knight confidential material to which it had been given access, including the NavigatorTM application, PennyMac was able to extract highly useful information about the functionality and structure of the MSP® System. Incredibly, it is now apparent that it did this in part through third parties who were not authorized to access the system but who were improperly provided credentials by PennyMac. It gleaned additional information by sending queries to Black Knight’s customer support system.
40.Dozens of software engineers and developers, web-application developers, and technical leads, at least five of whom are or were employed by a third-party software developer, were given access to the MSP® System and related confidential documentation, even though there was no legitimate reason for them to be on the system at all. Unsurprisingly in hindsight, and consistent with its plan to avoid detection, PennyMac did not provide the contractually required notice to or receive the contractually required consent of Black Knight for this access. There is no contractually approved reason for those users to have access to the MSP® System.

41.Having gathered information about the structure and logic of the MSP® System to enable the creation of prototype modules, PennyMac then misused its access to test and troubleshoot these newly developed replacement modules. It even used Black Knight technical support resources to assist in its surreptitious efforts.
42.The records, examined now with hindsight knowledge of the project, confirm PennyMac’s use of the MSP® System to conduct testing of their hoped-for replacement. As one example, data from multiple months in 2018 and 2019 indicate that PennyMac processed tens of millions of different transactions using the MSP® System for fewer than two million loans. This ratio of more than one transaction per loan per day over an entire month dwarfs the typical number of transactions processed in the normal course of business for a similarly situated mortgage-loan servicer. Even during its final months on the MSP® System, PennyMac continued to run an unexpected pattern of cash transactions through the MSP® system, reflecting testing of the MSP® System results against those produced by its own system.
43.In addition, PennyMac misused its access to the MSP® System and related trade secret and confidential information to integrate each newly developed imitation module into the MSP® System, disabling the original module, allowing the imitation module to interact with the other, still active original MSP® System modules in the same order and with the same functionality. In this way, PennyMac was able to use Black Knight’s trade-secret assets as a key part of its program to replace them.
44.As one measure of PennyMac’s efforts to improperly duplicate the MSP® System, it has advised Black Knight that the “deconversion” process for transferring its operations will be virtually immediate. The normal transition of a loan servicer to a new platform takes many months or even years. PennyMac’s confidence that it can migrate to the imitation system without such a transition demonstrates the extent to which it has tried to “mirror” the MSP® System and its confidential components.
45.Indeed, according to PennyMac, the replacement system that it has developed through the process described above went “live” on October 31, 2019. This, of course, allowed PennyMac to bypass the MSP® System completely, causing Black Knight in excess of $340 million in damages, as a result of Penny Mac’s improper use of Black Knight’s trade-secret and confidential information. Further, PennyMac’s use of Black Knight’s confidential and proprietary information in PennyMac’s imitation system will further expose Black Knight’s confidential and proprietary information.
46.As a result of PennyMac’s actions, Black Knight has been damaged.
47.As a result of PennyMac’s actions, Black Knight has been required to engage the undersigned attorneys and is obligated to pay them a reasonable fee for their services.
48.All conditions precedent to this action have been performed, have occurred, will occur, or have been excused.
COUNT I – BREACH OF CONTRACT
49.Black Knight incorporates and re-alleges all of the allegations in paragraphs 1–48 above as if fully set forth herein.
50.This is an action for breach of contract.
51.The Master Agreement is a valid and enforceable contract.
52.Black Knight has performed all of its obligations under the Master Agreement.
53.The foregoing acts and omissions of PennyMac constitute material breaches of its contractual obligations to Black Knight under the Master Agreement.

54.As a direct and proximate result of PennyMac’s breaches of the Master Agreement through these and other actions, Black Knight has suffered and will suffer damages, for which it seeks recovery herein.
WHEREFORE, Black Knight demands judgment against PennyMac for damages, together with interest, costs and attorneys’ fees, and such other and further relief, at law or in equity, which this Court deems just and proper.

COUNT II – MONEY DAMAGES FOR MISAPPROPRIATION OF TRADE SECRETS UNDER THE FLORIDA UNIFORM TRADE SECRETS ACT

55.Black Knight incorporates and re-alleges all of the allegations in paragraphs 1–48 above as if fully set forth herein.
56.This is a claim for money damages for misappropriation of trade secrets under the Florida Uniform Trade Secrets Act, Fla. Stat. § 688.001 et seq. (“FUTSA”).
57. Black Knight owns trade-secret information, including the MSP® System, together with its related confidential documentation and other information. This information derives independent economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use.
58.Black Knight developed the proprietary MSP® System over many years and at great expense. These trade secrets give Black Knight a competitive advantage over others in the industry and help maintain its customer base.
59.Further, Black Knight engaged and engages in reasonable methods and practices to maintain the secrecy of the MSP® System, together with its related confidential documentation and other information.

60.The trade secrets were provided to PennyMac under a duty of confidentiality and non-disclosure, and a promise of limited use.
61.PennyMac improperly provided the trade secrets or access thereto to a third-party software developer, and PennyMac and its third-party software developer improperly accessed and used these trade secrets to develop an imitation mortgage-processing system on behalf of PennyMac that is intended to replace the MSP® System.
62.PennyMac used Black Knight’s trade secrets without express or implied consent when PennyMac knew or had reason to know, at the time of its use, that its knowledge of the trade secrets was acquired under circumstances giving rise to a duty to limit the use of the trade secrets.
63.PennyMac used Black Knight’s trade secrets without express or implied consent when PennyMac knew or had reason to know, at the time of their use, that its knowledge of the trade secrets was acquired under circumstances giving rise to a duty to maintain the secrecy of the trade secrets.
64.PennyMac used Black Knight’s trade secrets without express or implied consent when PennyMac knew or had reason to know, at the time of their use, that its knowledge of the trade secrets was derived through improper means.
65.PennyMac’s access, use, and disclosure constitutes misappropriation of Black Knight’s trade secrets.
66.PennyMac’s misappropriation caused Black Knight to suffer damages as defined in Fla. Stat. § 688.004(1).
67.Black Knight suffered actual loss as a result of PennyMac’s misappropriation. Further, Penny Mac was unjustly enriched as a result of its misappropriation.

68.PennyMac’s misappropriation of Black Knight’s trade secrets was willful and malicious within the meaning of Fla. Stat. § 688.004(2).
69.Accordingly, Black Knight is entitled to recover its actual loss and the unjust enrichment of PennyMac not taken into account in calculating its actual loss or, in the alternative, a reasonable royalty for the misappropriated trade secrets.
WHEREFORE, Black Knight demands judgment against PennyMac for damages, together with interest, costs and attorneys’ fees, as well as such other and further relief as this Court deems just and proper.

COUNT III – INJUNCTIVE RELIEF FOR MISAPPROPRIATION OF TRADE SECRETS UNDER THE FLORIDA UNIFORM TRADE SECRETS ACT

70.Black Knight incorporates and re-alleges all of the allegations in paragraphs 1–48 above as if fully set forth herein.
71.This is a claim for injunctive relief for misappropriation of trade secret under the Florida Uniform Trade Secrets Act, Fla. Stat. § 688.001 et seq. (“FUTSA”).
72.Black Knight owns trade-secret information, including the MSP® System, together with its related confidential documentation and other information. This information derives independent economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use.
73.Black Knight developed the proprietary system over many years and at great expense. These trade secrets give Black Knight a competitive advantage over others in the industry and help maintain its customer base.

74.Further, Black Knight engaged and engages in reasonable methods and practices to maintain the secrecy of the MSP® System, together with its related confidential documentation and other information.
75.The trade secrets were provided to PennyMac under a duty of confidentiality and non-disclosure, and a promise of limited use.
76.PennyMac improperly provided the trade secrets or access thereto to a third-party software developer, and PennyMac and its third-party software developer improperly accessed and used these trade secrets to develop an imitation mortgage-processing system on behalf of PennyMac that is intended to replace the MSP® System.
77.PennyMac used Black Knight’s trade secrets without express or implied consent when PennyMac knew or had reason to know, at the time of their use, that its knowledge of the trade secrets was acquired under circumstances giving rise to a duty to limit the use of the trade secrets.
78.PennyMac used Black Knight’s trade secrets without express or implied consent when PennyMac knew or had reason to know, at the time of their use, that its knowledge of the trade secrets was acquired under circumstances giving rise to a duty to maintain the secrecy of the trade secrets.
79.PennyMac used Black Knight’s trade secrets without express or implied consent when PennyMac knew or had reason to know, at the time of their use, that its knowledge of the trade secrets was derived through improper means.
80.PennyMac’s access, use, and disclosure constitutes misappropriation of Black Knight’s trade secrets.

81.Therefore, Black Knight is entitled to an injunction regarding PennyMac’s use of the program it unlawfully derived from the MSP® System or any further unlawful use of the confidential information obtained from Black Knight.
82.Black Knight will suffer irreparable injury if PennyMac is permitted to use the program or confidential information, in that it will be unfairly deprived of the competitive advantage it built through investment of time and money and protected through reasonable efforts to maintain its secrecy.
83.The remedies available at law are inadequate to compensate for this injury to Black Knight’s competitive advantage.
84.The balance of hardships between Black Knight and PennyMac weighs in favor of an injunction.
85.Further, the public interest would not be disserved by an injunction.
WHEREFORE, Black Knight demands judgment against PennyMac for injunctive relief, including an order conditioning future use upon payment of a reasonable royalty, as well as interest, costs and attorneys’ fees and such other and further relief as this Court deems just and proper.
COUNT IV – REQUEST FOR DECLARATORY JUDGMENT OF OWNERSHIP

86.Black Knight incorporates and re-alleges all of the allegations in paragraphs 1–48 above as if fully set forth herein.
87.This is a request for declaratory judgment pursuant to Fla Stat. § 86.011 et seq.
88.It is the position of PennyMac that it has ownership rights in the loan-servicing systems, modules, and software that it has developed which imitate the MSP® System and its associated components and which were developed through PennyMac’s and its third-party software developer’s wrongful use of and access to the MSP® System and related trade-secret and confidential information.
89.It is the position of Black Knight, however, that PennyMac’s loan-servicing systems, modules, and software are derivative works of Black Knight’s MSP® System and/or are otherwise the property of Black Knight pursuant to provisions of the Master Agreement that grant to Black Knight ownership or the right to ownership of all systems, modules, software and other works developed through the use of and access to the MSP® System and related trade-secret and confidential information.
90.Black Knight and PennyMac have actual, present, adverse, and antagonistic interests, as set forth above, and all necessary parties required for resolution of the same are before the Court.
91.There is thus an actual controversy regarding the rights of the parties sufficient for the Court to declare the rights and remedies of the parties, and there is a present need for this declaration, because the parties have adverse legal interests and there is and continues to be a dispute between the parties regarding the ownership of the systems, modules, and software integrated into PennyMac’s imitation MSP® system.
92.The controversy is ripe for determination at this time because PennyMac’s actions demonstrate that it is violating Black Knight’s rights and will continue to claim ownership of these systems, modules, and software.
93.Black Knight thus seeks a declaratory judgment that Black Knight is the owner of all intellectual property and software developed by or on behalf of PennyMac as a result of PennyMac’s wrongful use of and access to the MSP® System and related trade-secret and confidential information because, among other reasons, that software’s creation owes itself to PennyMac’s and its third-party software developer’s wrongful use of and access to Black Knight’s confidential and trade-secret information and that software constitutes a derivative work of the MSP® System.
WHEREFORE, Black Knight demands a declaration that it has valid contractual and property rights as described above; that PennyMac’s activities materially interfere with such rights; that Black Knight is the owner of any and all software, code, systems, modules, and other materials developed by PennyMac and/or its third-party software developer as a result of PennyMac’s use of and access to Black Knight’s trade-secret and confidential information; and such other and further relief, at law or in equity, which this Court deems just and proper.
DEMAND FOR TRIAL BY JURY

94.Black Knight hereby demands trial by jury on all claims and issues so triable.
ROGERS TOWERS, P.A.

By /s/ A. Graham Allen
A. GRAHAM ALLEN
Florida Bar No. 117110
EDWARD MCCARTHY III
Florida Bar No. 866873
E. CARSON LANGE
Florida Bar No. 91512
SAMUEL J. HOROVITZ
Florida Bar No. 59015
1301 Riverplace Boulevard, Suite 1500
Jacksonville, Florida 32207
(904) 398-3911 (telephone)
(904) 396-0663 (facsimile)

Attorneys for Black Knight Servicing Technologies, LLC

Primary email: gallen@rtlaw.com
Secondary email: emccarthy@rtlaw.com
Secondary email: clange@rtlaw.com

Exhibit A
MASTER AGREEMENT
BETWEEN
FIDELITY INFORMATION SERVICES, INC.
AND
PENNYMAC LOAN SERVICES, LLC

Agreement No.618-08M

This Agreement is entered into as of April 30, 2008, (“Effective Date”), by and between Fidelity Information Services, Inc., an Arkansas corporation, located at 601 Riverside Avenue, Jacksonville, Florida 32204 (“Fidelity”) and PennyMac Loan Services, LLC, a Delaware limited liability company located at 27001 Agoura Road, Suite 350, Calabasas, California 91301 (“Client”).
In consideration of the mutual benefits and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fidelity and Client hereby agree as follows:
1. DEFINITIONS
For purposes of this Agreement, the following terms shall have the definitions set forth below:
1.1    “AAA” means the American Arbitration Association.
1.2    “Addendum” means an attachment to this Agreement identified as an addendum and containing terms and conditions which are unique to a particular Product or Service.
1.3    “ADE” means the Automated Draft Enrollment module of CCN which is designed to: (a) allow Client’s Consumer Customers to enroll in automatic pay drafting over the Internet; (b) allow Client to select the delay days to be specified and enter a text message to be displayed to customer during the drafting enrollment process; and (c) complies with National Automated Clearing House Association (NACHA) regulations governing automated drafting enrollment.
1.4    “Affiliate” means an entity which controls, is controlled by, or is under common control with, a party to this Agreement, as represented by ownership of a majority-in-interest of the voting stock (or other similar ownership interest if not represented by stock) of another entity.
1.5    “Authorized Location(s)” means the physical location(s), as identified in the applicable Addenda or Schedules, at which licenses and Access Rights to Products and Services are granted pursuant to the terms of this Agreement.
1.6    “Basic Professional Services” means initial environmental set up, rule configuration and basic Installation, implementation, consultation and training in connection with the Products and Services.

PennyMac Loan Services Master Agreement v.3